PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

BY

AND

BETWEEN

STEELCLOUD, INC.

AND

CLIPPER INVESTORS LLC

JULY 2, 2010

PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

This Preferred Stock and Warrant Purchase Agreement (this “Agreement”), dated the 2nd day of July, 2010, by and between STEELCLOUD, INC., a Virginia corporation (the “Company”) and CLIPPER INVESTORS LLC, an Illinois limited liability company (the “Investor”).

WITNESSETH:

WHEREAS, the Company desires to issue and sell to the Investor shares of Series A Convertible Preferred Stock (the “Preferred Shares”) of the Company and warrants to purchase shares of the Company’s common stock (which, with the Preferred Shares, are collectively referred to as the “Securities”); and

WHEREAS, the Investor desires to purchase the Securities from the Company;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.           Definitions; Purchase and Sale of Preferred Shares.

1.1.           Definitions.  Certain terms as used in this Agreement are defined in Section 11 hereof and reference is hereby made to such Section.

1.2.           Sale of Preferred Shares.  Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell on the Closing Date to the Investor, and the Investor agrees to purchase from the Company on the Closing Date, an aggregate of 450,000 Preferred Shares.

1.3.           Purchase Price for Preferred Shares.  The purchase price to be paid by the Investor for the Preferred Shares is $2.00 per share, or $900,000 in the aggregate (the “Purchase Price”).

1.4.           Warrants.  Subject to the terms and conditions hereof, the Company agrees to deliver a Warrant Agreement to the Investor on the Closing Date, pursuant to which the Investor shall have the right to purchase 20,000,000 Common Shares at $0.14 per share (the “Warrants”) for the five (5) years immediately following the Closing Date.

2.           Closing; Closing Deliveries.

2.1.           Closing Date.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at 10:00 A.M. local time on the date that if five (5) business days after the date that all conditions set forth in Sections 5 and 6 hereof shall have been satisfied or waived, or on such other date or time as shall be mutually agreed to by the Company and the Investor (the “Closing Date”).  In the event the Closing shall not have occurred on or before July 16, 2010, either party shall have the right to terminate this Agreement by delivery of written notice thereof to the other party.

2.2.        Closing Deliveries by the Company.  At the Closing, the Company shall deliver to the Investor the following:

(a)            a stock certificate registered in the name of the Investor representing 450,000 Preferred Shares;

(b)            the Warrant Agreement, evidencing the Warrants registered in the name of the Investor and duly executed by the Company;

(c)            the Registration Rights Agreement, duly executed by the Company;

(d)            the Security Agreement, duly executed by the Company;

(e)           copies of the resolutions adopted by the Company’s Board of Directors authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, certified by the Secretary of the Company as being in full force and effect on the Closing Date;

(f)            a certificate executed by the President of the Company stating that the conditions specified in Sections 6.1 and 6.2 have been fulfilled and stating that there shall have been no material adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company since the date of the Financial Statements;

(g)           a certified copy of the Certificate of Designations, as filed with the Secretary of State of Virginia;

(h)           a certificate, dated as of a recent date, of the Secretary of State of Virginia attesting as to the good standing of and the payment of taxes by the Company in such State;

(i)            a copy of the Company’s Bylaws, as amended, certified by the Secretary of the Company as being in full force and effect on the Closing Date;

(j)            the legal opinions of Gersten & Savage, and Fettman, Tolchin & Majors PC, counsel to the Company, in form and substance satisfactory to the Investor and to the Investor’s counsel; and

(k)            such other certificates or documents as the Investor or its counsel may reasonably request relating to the transactions contemplated hereby.

2.3         Closing Deliveries by the Investor.  At the Closing, the Investor shall deliver to the Company the following:

(a)           the Purchase Price by wire transfer to an account designated by the Company not less than two (2) business days prior to the Closing; and

(b)           such other certificates or documents as the Company or its counsel may reasonably request relating to the transactions contemplated hereby.

3.           Representations and Warranties of the Company.  The Company hereby represents and warrants to the Investor as follows:

3.1.        Organization; Good Standing.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia.  The Company has all requisite corporate power and authority and holds all licenses, permits and other required authorizations from governmental authorities necessary to conduct its business as it is now being conducted or as proposed to be conducted and to own or lease the properties and assets it now owns or holds under lease.  The Company is duly qualified or licensed and in good standing as a foreign corporation in each jurisdiction wherein the character of its properties or the nature of the activities conducted by it makes such qualification or licensing necessary.

3.2.        Authorization.  The Company has the full corporate power and authority to enter into this Agreement and the Ancillary Agreements and to perform all of its obligations hereunder and thereunder.  The execution, delivery and performance of this Agreement and the Ancillary Agreements by the Company have been or will be, on or before the Closing Date, duly authorized by all necessary corporate action.  This Agreement constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms.  The Company, in light of its business or proposed business, does not require any consent, approval, authorization or order of, or declaration, filing or registration with, any court or governmental or regulatory agency or board in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

3.3.        Charter Documents.  The Company has heretofore delivered to counsel for the Investor true, correct and complete copies of the Company’s Certificate of Incorporation and Bylaws, each as in full force and effect on the date hereof.  There will be no changes made to such Certificate of Incorporation or Bylaws between the date hereof and the Closing Date, except as contemplated by the Certificate of Designations or such amendments to the Bylaws as may be required by the Investor to reflect the agreement between the Investor and the Company regarding the size and constitution of the board of directors.

3.4.        Capitalization.  As of the Closing, the Company’s authorized capitalization will consist of (i) 80,000,000 shares of Common Stock, par value $0.001 (the “Common Stock”), of which 20,075,001 are issued and outstanding, (ii) 750,000 shares of Series A Convertible Preferred Stock, par value $0.001 per share, of which none are issued and outstanding, and (iii)1,250,000 shares of blank check preferred stock.  All outstanding shares of Common Stock of the Company are validly issued, fully paid and non-assessable.  The issuance of the Preferred Shares and Warrants hereunder and the shares of Common Stock issuable upon conversion of the Preferred Shares and the shares of Common Stock issuable upon the exercise of the Warrants (the “Conversion Shares”) pursuant to the provisions of this Agreement have been duly and validly authorized.  No further approval or authorization of the shareholders or the directors of the Company or of any governmental authority or agency will be required for the issuance and sale of the Preferred Shares or Conversion Shares as contemplated by this Agreement.  No shareholder of the Company or any other person is entitled to any preemptive rights with respect to the purchase or sale of any securities by the Company.  When issued and sold to the Investor, the Preferred Shares will be duly and validly issued, fully paid and non-assessable, will be free and clear of any liens, pledges or encumbrances and will have the designations, preferences and relative, participating, optional and other special rights as set forth in the Certificate of Designations.  The Conversion Shares, when issued and delivered upon conversion of the Preferred Shares and/or upon exercise of the Warrants, will be duly and validly issued, fully paid and non-assessable.  Except as set forth on Schedule 3.4 attached hereto, there are no outstanding options, warrants or other rights, commitments or arrangements, written or oral, to which the Company is a party or by which it is bound, to purchase or otherwise acquire any authorized but unissued shares of capital stock of the Company or any security directly or indirectly convertible into or exchangeable or exercisable for any capital stock of the Company.  No stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any securities or rights exercisable or convertible for securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of the occurrence of any event.

3.5.        Financial Statements.  The Company has furnished to the Investor its unaudited balance sheet as of April 30, 2010 (the “Balance Sheet Date”), its unaudited statement of operations for the six month period ended April 30, 2010, and its unaudited statement of cash flows for the six month period ended April 30, 2010 (collectively the “Financial Statements”).  The Financial Statements have been prepared in conformity with generally accepted accounting principles consistently applied, are true and correct in all material respects and fairly present the financial position and results of operations of the Company as at, or for the period ended on, such date.  Since the date of such Financial Statements, the Company has conducted its business in a consistent manner without any change in accounting or credit principles, policies or procedures.  At the date of such Financial Statements, there were no debts, liabilities or obligations of the Company of any kind and description, whether absolute or contingent, monetary or non-monetary, direct or indirect, known or unknown or matured or unmatured, or of any other nature, other than those disclosed in such Financial Statements.

3.6.        Absence of Changes.  Except as set forth on Schedule 3.6, since the Balance Sheet Date, there has not been:

(a)           any change in the business, assets, liabilities, financial condition or results of operations of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not had a Materially Adverse Effect;

(b)           any change in the contingent obligations of the Company, by way of contract, guaranty, endorsement, indemnity, warranty or otherwise, except changes in the ordinary course of business that have not had a Material Adverse Effect;

(c)           any damage, destruction or loss of the Company’s properties or assets, whether or not covered by insurance;

(d)           any waiver by the Company of a material right or of a material debt owed to it;

(e)            any satisfaction or discharge of any Lien or payment of any obligation by the Company, except in the ordinary course of business and not having a Material Adverse Effect;

(f)            any material change or amendment to a material agreement or material arrangement by which the Company or any of its assets or properties is bound or subject;

(g)           any material change in any compensation arrangement or agreement with any employee, officer or director of the Company;

(h)           any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets, other than the license of software and products in the ordinary course of business;

(i)            any resignation or termination of employment of any officer or key employee of the Company, and the Company does not know of the impending resignation or termination of employment of any such officer or key employee;

(j)            receipt of notice of a loss of, or material order cancellation by, any major customer of the Company;

(k)           any Lien created by the Company, with respect to any of its material properties or assets, except Liens for taxes not yet due or payable;

(l)            any loans or guarantees made by the Company to or for the benefit of its respective employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of business;

(m)           any declaration, setting aside, payment or other distribution in respect of any of the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;

(n)           to the knowledge of the Company, any other event or condition of any character that could reasonably be expected to result in a Material Adverse Effect;

(o)           any issuance or alteration of the rights, preferences, privileges or terms of any capital stock of the Company; or

(p)           any agreement or commitment by the Company to do any of the things described in this Section 3.6.

3.7.        Compliance with Other Instruments.  Except as set forth on Schedule 3.7, the Company is not in default in the performance of any obligation, agreement, instrument or undertaking to which it is a party or by which it is bound and there is no such obligation, agreement, instrument or undertaking which adversely affects or in the future may adversely affect its business, properties, prospects, operations or condition (financial or otherwise).  The Company is not in violation of its Certificate of Incorporation or Bylaws.  Neither the sale of the Preferred Shares and the Warrants (or the issuance and delivery of the Conversion Shares), the execution and delivery of this Agreement, nor the fulfillment of the terms set forth in this Agreement and the consummation of the transactions contemplated by this Agreement, will:  (i) conflict with or constitute a breach of, or constitute a default under or an event which, with or without notice or lapse of time or each, would be a breach of or default under or violation of the Certificate of Incorporation or Bylaws of the Company or would be a breach of or default under or violation of any agreement, document, indenture, mortgage or other instrument or undertaking by which the Company is bound or to which any of its properties are subject, or would be a violation of any law, administrative regulation, judgment, order or decree applicable to the Company; (ii) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company; (iii) result in the loss of any license, certificate, legal privilege or legal right enjoyed or possessed by the Company; (iv) give any party to any agreement to which the Company is a party a right of termination; or (v) require the consent of any other person or entity under any agreement, indenture, mortgage, document or other instrument or undertaking by which the Company is bound or to which any of its properties are subject.

3.8.        Taxes.  To the Company’s knowledge, the Company has filed all necessary or appropriate federal, state, local and foreign tax returns and reports and all taxes, fees, assessments and governmental charges of any nature shown by such returns to be due and payable have been paid, except for those amounts being contested in good faith and for which appropriate amounts have been reserved in accordance with generally accepted accounting principles.  There is no tax deficiency which has been, or to the knowledge of the Company might be, asserted against the Company which would adversely affect the business or operations, or proposed business or operations, of the Company.  The Company has not been, and is not now being, audited by any federal, state, local or foreign tax authorities.  To the Company’s knowledge, the Company has made all required deposits for taxes applicable to the current tax year.  All tax returns and reports of the Company were prepared in accordance with the relevant rules and regulations of each taxing authority having jurisdiction over the Company.

3.9.        Litigation.  Except as set forth on Schedule 3.9, there is not now pending, and to the best knowledge of the Company there is not threatened nor is there any basis for, any litigation, action, suit or proceeding:  (a) to which the Company is or will be a party in or before or by any court or governmental or regulatory agency or body; or (b) to which any of the officers or employees of the Company is or will be a party in or before or by any court or governmental or regulatory agency or body, concerning termination by such person of his employment with any of such person’s former employers.   In addition to the foregoing, there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company having, or which, insofar as can be foreseen in the future, may have, any adverse effect on the business or proposed business or operations, properties, assets or condition, financial or otherwise, of the Company.

3.10.      Compliance with Law.  The Company is in compliance in all material respects with all applicable statutes and regulations of the United States and of all states, municipalities and agencies in respect of the conduct of its business.  No failure by the Company to comply with such statutes and regulations will have a material adverse effect on the Company.

3.11.      SEC Filings and the Sarbanes-Oxley Act.

(a)         Company SEC Documents.

(i)           As of its filing date, each Company SEC Document complied, and each such Company SEC Document filed subsequent to the date hereof will comply, as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be.

(ii)           As of its filing date, each Company SEC Document filed pursuant to the Exchange Act did not, and each such Company SEC Document filed subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(iii)           Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such statement or amendment became effective, did not contain (or, in the case of any registration statement, as amended or supplemented, if applicable, filed by the Company prior to the Closing Date, as of the date such registration statement or amendment becomes effective, will not contain) any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(b)         Prohibited Actions. The Company has not, since the enactment of the Sarbanes-Oxley Act, taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

3.12.      Subsidiaries.  Except as set forth on Schedule 3.12, the Company does not have any investment or other ownership interest in any other corporation, joint venture, general partnership, limited partnership or other business entity.

3.13.      Registration Rights.  Except as set forth on Schedule 3.13 and except as to the rights granted in the Registration Rights Agreement, there are no rights outstanding which permit or allow the holder thereof to cause the Company to file a registration statement or which permit or allow the holder thereof to include securities of the Company in a registration statement filed by the Company.

3.14.      Outstanding Indebtedness.  Except as set forth on Schedule 3.14 attached hereto and for trade payables incurred in the ordinary cause of business, the Company does not have (a) any liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether direct, indirect, due or to become due; (b) any power of attorney outstanding, nor any other agreement of agency, whether as principal or agent, nor has it any obligation or liability, either actual, accrued, accruing or contingent, as guarantor, surety, cosigner, endorser, comaker, indemnitor or otherwise in respect of the obligation of any person; or (iii) any liability to any officer, director, shareholder or employee of the Company for money borrowed by the Company or otherwise.

3.15.      Conflicting Agreements.  No officer or other employee of the Company is a party to or bound by any agreement, contract or commitment, or subject to any restrictions (including confidentiality or non-compete restrictions) in connection with any previous or current employment of any such person, which adversely affects, or in the future may reasonably be expected to adversely affect, the business, or the proposed business, of the Company.

3.16.      Compliance with the Securities Act.  All securities of the Company heretofore sold and issued by it were sold and issued in material compliance with all applicable Federal and state securities laws.  Based upon the representations of the Investor set forth herein, and assuming the truth of such representations, the offer, sale and issuance of the Preferred Shares and the Warrants (and the issuance and delivery of the Conversion Shares) are exempt from the registration requirements of the Securities Act.

3.17.      Minute Books.  The minute books of the Company made available to the Investor contain a complete summary of all meetings of directors and stockholders since the time of incorporation, to the extent such minute books are held by or are reasonably available to the Company, and reflect all transactions referred to in such minutes accurately in all material respects.

3.18.      Disclosure.  Neither this Agreement nor any of the schedules, exhibits, written statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.  There exists no fact or circumstance which, to the knowledge of the Company, adversely affects or will adversely affect the business, properties or assets, or condition, financial or otherwise, of the Company, both at the present and as proposed.

4.           Representations, Warranties and Covenants of the Investor.  The Investor hereby severally represents and warrants to, and agrees with, the Company as follows:

4.1.        Investment Intent.  The Investor is acquiring the Preferred Shares and the Warrants (and any Conversion Shares) for its own account and not with a present view to, or for sale in connection with, any distribution thereof in violation of the Securities Act.  The Investor consents to the placement of the following legend on each Warrant and certificate representing the Preferred Shares and Conversion Shares:

“[THE SHARES EVIDENCED BY THIS CERTIFICATE] [THIS WARRANT AND THE SECURITIES ISSUABLE UPON ITS EXERCISE] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES STATUES OR REGULATIONS, AND MAY NOT BE TRANSFERRED OR SOLD UNLESS (i) A REGISTRATION STATEMENT UNDER SUCH ACT IS THEN IN EFFECT WITH RESPECT THERETO, (ii) A WRITTEN OPINION FROM COUNSEL FOR THE ISSUER OR OTHER COUNSEL FOR THE HOLDER REASONABLY ACCEPTABLE TO THE ISSUER HAS BEEN OBTAINED TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED OR (iii) A ‘NO ACTION’ LETTER OR ITS THEN EQUIVALENT HAS BEEN ISSUED BY THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER OR SALE.”

4.2.        Restricted Securities.  The Investor understands that the Preferred Shares and the Warrants (and any Conversion Shares) will not be registered at the Closing under the Securities Act for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4 of the Securities Act and that the reliance of the Company on such exemption is predicated in part on the Investor’s representations set forth herein.  The Investor further represents that it has had access during the course of the transaction and prior to its purchase of the Preferred Shares and the Warrants to such information relating to the Company as it has desired and that it has had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the offering and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Investor to rely thereon.  The Investor understands that the Preferred Shares and the Warrants (and any Conversion Shares) may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom and that in the absence of an effective registration statement covering the Preferred Shares or the Warrants (or the Conversion Shares) or an available exemption from registration under the Securities Act, the Preferred Shares and the Warrants (and any Conversion Shares) must be held indefinitely.

4.3.        Accredited Investor.  The Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Preferred Stock and the Conversion Shares into which it may be converted.  The Investor is not registered as a broker or dealer under Section 15(a) of the Securities Exchange Act, affiliated with any broker or dealer registered under Section 15(a) of the Securities Exchange Act, or a member of the Financial Industry Regulatory Authority.

4.4.        No General Solicitation.  Neither the Investor nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder, engaged in any general solicitation or published any advertisement in connection with the offer and sale of the Shares.

4.5.        No Conflicts.  The execution, delivery and performance of this Agreement and the Ancillary Documents by the Investor and the consummation by the Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the certificate of incorporation, by-laws or other documents of organization of the Investor, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is bound, or (iii) result in a violation of any law, rule, regulation or decree applicable to the Investor.

4.6.        Disclosure of Information.  The Investor and its advisors, if any, have had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Preferred Stock with the Company’s management and have had an opportunity to review the Company’s facilities and financials and to ask questions of the Company.    In determining whether to enter into this Agreement and purchase the Preferred Shares, the Investor has relied solely on (i) the written information supplied by Company employees in response to the written due diligence information request provided by the Investor to the Company, and (ii) the PowerPoint presentations delivered by the Company’s management to the Investor, titled “Investor Presentation April 9, 2010”, “Clipper Development Corp. May 28, 2010”, and “SteelCloud Confidential SWOT Feb. 2010”, and the Investor  has not received nor relied upon any oral representation or warranty relating to the Company, this Agreement, the Ancillary Documents, the Preferred Shares, or any of the transactions or relationships contemplated thereby. The Investor understands that its purchase of the Preferred Shares involves a high degree of risk.  The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Preferred Shares. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Investor to rely thereon.

5.           Conditions to Obligations of the Company.  The obligations of the Company under this Agreement are subject to the satisfaction of the following conditions on or prior to the Closing Date, any of which may be waived in whole or in part by the Company:

5.1.        Representations and Warranties.  All of the representations and warranties of the Investor contained in this Agreement shall be true and correct in all material respects on the Closing Date with the same force and effect as if made on the Closing Date.

5.2.        Consideration.  The purchase price set forth in Section 1.4 hereof to be paid to the Company on the Closing Date shall have been paid by the Investor.

5.3.        Closing Deliveries.  All agreements and other documents to be delivered to the Investor by the Company pursuant to Section 2.2 hereof shall be in form and substance satisfactory to the Company in its sole and absolute discretion.

6.           Conditions to Obligations of the Investor.  The obligations of the Investor under this Agreement are subject to the satisfaction of the following conditions on or prior to the Closing Date, any of which may be waived in whole or in part by the Investor:

6.1.        Representations and Warranties.  All of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the Closing Date with the same effect as if made on the Closing Date.

6.2.        Performance of Covenants.  All of the covenants and agreements of the Company contained in this Agreement and required to be performed on or before the Closing Date shall have been performed in all material respects to the satisfaction of the Investor.

6.3.        Legal Action.  There shall not have been instituted or threatened any legal proceeding seeking to prohibit or threaten the consummation of the transactions contemplated by this Agreement.  None of the parties hereto shall be prohibited by any order, writ, injunction or decree of any governmental body of competent jurisdiction from consummating the transactions contemplated by this Agreement.

6.4.        Due Diligence.  The Investor shall have completed its due diligence investigation of the Company and shall be satisfied with results of such investigation.

6.5.        Adverse Change.  There shall have been no material adverse change in the business, property or condition, financial or otherwise, of the Company from that disclosed in the Company’s April 30, 2010 quarterly financials.

6.6.        Disclosure Schedules.  All disclosure schedules delivered to the Investor shall be in form and substance satisfactory to the Investor in its sole and absolute discretion.

6.7.        Closing Deliveries.  All agreements and other documents to be delivered to the Investor pursuant to Section 2.2 hereof shall be in form and substance satisfactory to the Investor in its sole and absolute discretion.

6.8.        Note Purchase Agreement.  The parties hereto shall have entered into a Note Purchase Agreement pursuant to which the Investor shall purchase $1,100,000 of notes issued by the Company, upon such terms and conditions as shall be acceptable to the Investor in its sole and absolute discretion, and the transactions contemplated by such Note Purchase Agreement shall be consummated concurrently with the transactions contemplated hereunder.

7.           Expenses.  The Company agrees to pay, and hold the Investor harmless against liability for the payment of, (a) the Investor's fees and expenses, including the reasonable fees and expenses of counsel, accounting advisors and other advisors to the Investor, arising in connection with the negotiation, execution and consummation of this Agreement and the transactions contemplated hereby, up to a maximum of $40,000.00, which fees and expenses will be paid promptly after submission of bills, (b) fees and expenses (including, without limitation, reasonable attorneys’ fees) incurred with respect to any amendments or waivers requested by the Company (whether or not the same become effective) under or in respect of this Agreement and the transactions contemplated hereby, (c) stamp and other transfer taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance of the Preferred Shares or Conversion Shares and (d) fees and expenses (including, without limitation, reasonable attorneys’ fees) incurred in respect of the enforcement by the Investor of the rights granted to the Investor under this Agreement and the transactions contemplated hereby.

8.          Conduct Prior to the Closing Date.  The Investor, its counsel, accountants, employees or other representatives may, prior to the Closing Date, make such investigations of the properties and operations of the Company and such audit of the financial condition of the Company for such purposes as they deem necessary or advisable in connection with the transactions contemplated hereby; such investigation shall not, however, affect the representations and warranties of the Company hereunder.  The Company agrees to permit the Investor and its counsel, accountants, employees or other representatives to have, after the date hereof, full access during normal business hours, upon reasonable notice, to the premises and to all books and records of the Company and the Investor shall have the right to make copies thereof and excerpts therefrom, and the Company will furnish the Investor with such financial and operating data and other information with respect to the business and properties of the Company as the Investor may, from time to time, reasonably request.  The Company agrees to permit the Investor and its counsel, accountants, employees or other representatives to communicate with and visit suppliers, customers and others having business relations with the Company.  The Company acknowledges that the rights set forth in this Section 8 are essential to the Investor as a means of evaluating the assets and business of the Company and agrees that in no event will it make any claim of any kind as a result of the exercise by the Investor of such rights and hereby waive any and all rights it may have to make such claims.

9.          No Brokers.  Each of the Company, on the one hand, and the Investor, on the other hand, represents and warrants to the other that there was no broker or finder connected with this Agreement or the transactions contemplated hereby.

10.         Survival of Representations.  All representations, warranties, covenants and agreements contained in this Agreement or in any document, exhibit, schedule or certificate delivered in connection herewith shall survive the execution and delivery of this Agreement and the Closing Date and any investigation at any time made by the Investor or on its behalf.

11.         Definitions.

For purposes of this Agreement, the following terms have the respective meanings set forth below:

11.1.      “Affiliate” has the meaning such term is given in Rule 405 promulgated under the Securities Act.

11.2.      “Ancillary Agreements” means the Warrant Agreement, the Registration Rights Agreement, the Security Agreement, and all other agreements to be delivered by the Company to the Investor pursuant to the terms of this Agreement.

11.3.      “Certificate of Designations” means a certificate of designations setting forth the designations, preferences, and relative, participating, optional, and other special rights of the Preferred Shares.

11.4.      “Company SEC Documents” means the Company’s (i) annual reports on Form 10-K for its fiscal years ended October 31, 2009, 2008 and 2007; (ii) quarterly report on Form 10-Q for its fiscal quarter ended April 30, 2010; (iii) proxy or information statements relating to meetings of the shareholders of the Company held (or actions taken without a meeting by such stockholders) since October 31, 2009, and (iv) all of its other reports, statements, schedules and registration statements filed with the SEC since October 31, 2009.

11.5.      “Indebtedness” means all obligations, contingent or otherwise, which in accordance with generally accepted accounting principles should be classified on the obligor’s balance sheet as liabilities, but in any event including liabilities secured by any mortgage, pledge, lien or other security interest existing on property owned or acquired by the obligor, whether or not the liability secured thereby shall have been assumed, all guarantees of such Indebtedness and other contingent obligations in respect of the Indebtedness of others.

11.6.      “Lien” means, with respect to any property or asset (whether tangible or intangible), any mortgage, lien, pledge, charge, security interest, encumbrance, or other adverse claim of any kind in respect of such property or asset.

11.7.      “Material Adverse Effect” means any material adverse change in, or material adverse effect on the business, assets, prospects, results of operations, value, financial or other condition of the Company, or any event or circumstance that could reasonably be expected to have any such effect or that could reasonably be expected to prevent, hinder or delay the consummation of any of the transactions contemplated by this Agreement, the Ancillary Agreements, or any of the other documents, instruments or agreements contemplated hereby and thereby.

11.8.      “Registration Rights Agreement” means the Registration Rights Agreement to be delivered by the Company to the Investor pursuant to Section 2.2 hereof, which shall be in form and substance satisfactory to the Investor in its sole and absolute discretion.

11.9.      “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

11.10.    “SEC” means the Securities and Exchange Commission.

11.11.    “Securities Act” means the Securities Act of 1933, as amended, or any similar Federal law then in force.

11.12.    “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar Federal law then in force.

11.13.    “Security Agreement” means the Security Agreement to be delivered by the Company to the Investor pursuant to Section 2.2 hereof, which shall be in form and substance satisfactory to the Investor in its sole and absolute discretion.

11.14.    “Warrant Agreement” means the agreement evidencing the grant of the Warrants referenced in Section 1.4 hereof, which shall be in form and substance satisfactory to the Investor in its sole and absolute discretion.

12.         Miscellaneous Provisions.

12.1.      Construction and Enforcement.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING ANY EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS.  The Company agrees that it will not assert against any partner of the Investor (or against any partner, officer, director, employee or agent of the Investor or any of its affiliates) any claim it may have under this Agreement by reason of any failure or alleged failure by the Investor to meet its obligations hereunder.

12.2.      Notices.  All notices hereunder shall be in writing and shall be deemed to have been given at the time when hand delivered, when received if sent by telecopier or by same day or overnight recognized commercial courier service, or three days after being mailed by certified mail, addressed to the address below stated of the party to which notice is given, or to such changed address as such party may have fixed by notice:

To the Company:

20110 Ashbrook Place, Suite 130
Ashburn, Virginia 20147
Attn: Brian H. Hajost

with a copy to:

Fettmann, Tolchin & Majors, PC
10509 Judicial Drive
Suite 300
Fairfax, VA 22030
Attn: Edward J. Tolchin, Esq.

To the Investor:

At the addresses set forth on Schedule A

with a copy to:

Ungaretti & Harris LLP
70 West Madison, Suite 3500
Chicago, Illinois 60602
Attn:  Michael W. Black

provided, however, that any notice of change of address shall be effective only upon receipt.

12.3.      Assignment.  This Agreement shall be binding upon and inure to the benefit of the Company, the Investor and the respective successors and permitted assigns of the Investor.  The Company may not assign any of its rights or obligations under this Agreement without the prior written consent of the Investor.  The Investor may assign all or any part of its rights and obligations hereunder.  A person to whom all or a part of the Investor’s rights are assigned shall become a party to this Agreement, entitled to all the rights and benefits hereunder.  The rights and powers of the Investor hereunder are granted to the Investor as owner of the Preferred Shares and Conversion Shares.  Any subsequent owner of any Preferred Shares or Conversion Shares, whether becoming such by transfer, assignment, operation of law or otherwise, shall be deemed to be an Investor hereunder, shall have the same rights and powers which an Investor owning such securities has hereunder, and shall be entitled to exercise them in full and no transfer or assignment shall divest such Investor or any subsequent owner of such rights and powers until such Investor or subsequent owner no longer owns any Preferred Shares or Conversion Shares.  Whenever reference is made to the Investor in this Agreement, such reference shall include the Investor’s Affiliates and any assignees of the Investor’s rights hereunder.

12.4.      Entire Agreement; Amendments and Waivers.  This Agreement and all exhibits and schedules hereto set forth the entire understanding of the parties with respect to the transactions contemplated hereby.  This Agreement may be amended, the Company may take any action herein prohibited or omit to take action herein required to be performed by it, and any breach of or compliance with any covenant, agreement, warranty or representation may be waived, only if the Company has obtained the written consent or waiver of the holders of at least 70% of the Preferred Shares (or Conversion Shares).

12.5.      Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

12.6.      Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

12.7.      Headings.  The headings in this Agreement are for reference purposes only and shall not constitute a part hereof.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

COMPANY:

STEELCLOUD, INC.

By:	/s/ Brian H. Hajost
Brian H. Hajost, Chief Executive Officer

INVESTOR:

CLIPPER INVESTORS LLC

By	/s/ Kenneth A. Merlau
Kenneth A. Merlau, Manager

Signature Page to Preferred Stock and Warrant Purchase Agreement

SCHEDULE A

Name and Address of Investor	Number of Preferred Shares	Warrant Shares

Clipper Investors LLC	450,000	20,000,000
1095 Fisher Lane
Winnetka, IL 60093

PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

DISCLOSURE SCHEDULES

Schedule 3.6: Absence of Changes

As disclosed in the Company’s SEC Documents, the Company has entered into a material transaction with Caledonia Capital Corporation.

Schedule 3.7: Compliance with Other Instruments

The Company defaulted on the 13962 Park Center Lease, as well as with respect to the Forbearance Agreement (defined in Schedule 3.9).

Schedule 3.9: Litigation

On May 22, 2009, the Company entered into a Stipulation/Consent Order with CRP (the “Stipulation”), pursuant to an Affidavit and Statement of Account (the“Affidavit”) stating, as declared by a general manager of Jones Lang LaSalle, a property management company and agent for CRP Holdings A-1, LLC, referred to as “CRP,” the landlord of 14040 Park Center Road, Suite 210, Herndon, Virginia 20171 (the “Premises”), that CRP, as landlord, was seeking a judgment against the Company for: (i) possession of the Premises, and (ii) monetary damages for nonpayment of rent due under a sublease (the “Sublease”), dated September 28, 2004, by and between the Company and NEC America, Inc. (“NEC”), and a subsequent assignment of the Sublease to CRP from NEC, dated December 15, 2008.  In the Stipulation the Company acknowledged that the balance due for rent and additional rent for the Premises was $168,637.96, together with attorney’s fees and court expenses of $7,041.00 through May 22, 2009, referred to as the “Judgment Amount.”  Pursuant to the Stipulation, the Company paid $30,000 on May 22, 2009 toward the Judgment Amount.  Further the Company agreed to, and has, vacated the Premises.  CRP agreed to stay enforcement of the Judgment Amount until the earlier of (a) the Company’s receipt of capital in the amount of at least $500,000, or (b) May 31, 2010 (the “Forbearance Agreement”).  The matter was returned to the court’s files pending compliance with the terms of the Stipulation.

Mr. Robert Frick, a former employee, claimed in a letter sent on May 13, 2009, that the Company owes him $67,500 under a severance agreement.  Discussions are on-going concerning this matter.  No lawsuit has been filed.

Attorney Recovery Systems, Inc., an assignee of NEC Corporation, a former sublessor to the Company, has asserted a claim in a letter dated April 2, 2009, that the Company owes $52,827.08 under the former sublease.  Discussions have been held, but no resolution reached.  No lawsuit has been filed.

On October 27, 2009, an attorney representing a company known as AITC forwarded a letter asserting that the Company is holding $55,440 paid to it from the DC government, which may be required to be refunded, directly or indirectly, to the DC government, in whole or in substantial part.  On November 13, 2009, the District of Columbia made the same assertion.  The claim relates to an investigation by DC authorities into improper contracting activities by a former DC employee and several others, including AITC employees.  The Company was not implicated in the matter other than that it was the recipient of funds which AITC is now claiming the Company should pay over to AITC to refund to DC or should refund directly to DC.  The Company responded to AITC’s lawyer with a copy to the District of Columbia’s representative on November 18, 2009, denying the claim, and asserting an offset against it which exceeds the $55,440.  The Company has not heard anything additional from AITC or the DC Government since our last correspondence.

Schedule 3.12: Subsidiaries

Subsidiaries
The Company has inactive subsidiaries, which include:  International Data Products, Puerto Rico Industrial Manufacturing Operations Acquisition Corporation, and STMS Corporation.

Joint Venture
Company has inactive JV with SteelCloud MEA, LLC.

Schedule 3.13: Registration Rights

Caledonia Capital Corporation, Inc. has registration rights.

Schedule 3.14: Outstanding Indebtedness

Mr. Brian Hajost and Mr. Steven Snyder did not receive a paycheck for the pay period ending May 15, 2010.  This action is reflected in the Company’s accrued liabilities.